UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas		77043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 201l, Flotek Industries, Inc. (the “Company”) made grants of shares of restricted stock to John Chisholm, Steve A. Reeves, Jesse Neyman, and Johnna D. Kokenge pursuant to which the recipients received 22,887, 8,656, 7,923, and 7,653 shares, respectively, of restricted common stock of the Company.

These shares of restricted stock were issued pursuant to the election of the recipients to receive shares of restricted stock of the Company in lieu of cash bonuses otherwise payable by the Company pursuant to the 2011 Management Incentive Plan of the Company based on the achievement of minimum Adjusted EBITDA thresholds for 2011.

The grants will be forfeited if the minimum Adjusted EBITDA threshold under the 2011 Management Incentive Plan is not achieved for 2011. A grant to a recipient will also be forfeited if the employment of that recipient is terminated prior the end of 2011, unless the termination is caused by the death or disability of the recipient, or the termination is under circumstances in which, pursuant to the terms of the employment agreement between the recipient and the Company, the recipient would be entitled to severance benefits that would include bonuses under the Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: June 9, 2011	/s/ Jesse E. Neyman
Jesse E. Neyman
Executive Vice President